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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 1999

                                 NETMANAGE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                     0-22158               77-0252226
   (State or other jurisdiction       (Commission           (IRS Employer
         of incorporation)            File Number)        Identification No.)

     10725 NORTH DE ANZA BOULEVARD, CUPERTINO, CALIFORNIA        95014
          (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (408) 973-7171

                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

         On December 10, 1999, NetManage, Inc. (the "Company") completed its acquisition of Simware Inc. ("Simware"), a leading provider of e-commerce solutions and web integration servers. The Company acquired a total of 7,503,372 shares of Simware Common Stock for cash at a price per share of $3.75. The Company completed the transaction in two stages. On November 2, 1999, as previously reported in the Company's Form 10-Q filed with the Commission on November 15, 1999, the Company acquired approximately 91% of the outstanding shares of Simware pursuant to a cash tender offer. The Company acquired the remaining outstanding shares of Simware by means of a compulsory acquisition completed in accordance with Canadian law on December 10, 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

                  (a) - (b) It is impracticable for the registrant to provide the required financial statements for the business acquired at the time of filing this report, but the registrant will file such required financial statements, if required pursuant to this item and Rule 3-05(b) of Regulation S-X, by amendment to this report as soon as practicable, but not later than sixty days after this report was required to be filed initially.

                  (c) Exhibits
                  ------------

                   2.1      Exhibit (c)(1), "Acquisition Agreement, dated as of
                            September 26, 1999," to the Company's Tender Offer
                            Statement on Schedule 14D-1, dated October 1, 1999, is incorporated herein by reference.

                  20.1      Notice of Compulsory Acquisition, dated November 12,
                            1999.


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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 NETMANAGE, INC.

                                 /s/ ZVI ALON
                                 -----------------------------------------------
                                 Zvi Alon, President and Chief Executive Officer

                                 Date: December 22, 1999







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